UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2016

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062
(Address of principal executive offices)

(847) 239-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, the Board of Directors (“Board”) of KapStone Paper and Packaging Corporation (the “Company”) increased the size of the Board from eleven to twelve directors and elected Paula H.J. Cholmondeley as a Class B director to the Board with a term expiring at the annual meeting of stockholders in 2017. The Board expects to assign Ms. Cholmondeley to one or more committees at its meeting in August.

Ms. Cholmondeley is the founder and Chief Executive Officer of The Sorrel Group, a corporate governance consulting company. She currently serves as an Independent Trustee of Nationwide Mutual Funds, where she serves as chair of the audit committee and member of its investment committee; as a Director of Terex Corporation, where she serves as a member of its audit committee, and governance and nominating committee; and as a Director of Bank of the Ozarks, Inc., where she serves as a member of its compensation committee and fair lending committee. Ms. Cholmondeley is a part-time faculty member of the National Association of Corporate Directors. In the past five years, she previously served on the boards of DENTSPLY International, Inc., Minerals Technologies Inc., and Albany International Corporation. She also was the Vice President and General Manager of Specialty Products at Sappi Fine Paper North America, a producer of coated wood-free paper and related products, and served seven years in various financial roles at International Paper Company.

The Board has determined that Ms. Cholmondeley meets the applicable independence requirements of the New York Stock Exchange. There have been no transactions, and there are no currently proposed transactions, in which the Company was or is a participant and in which Ms. Cholmondeley or any member of her immediate family has or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Ms. Cholmondeley was not pursuant to any arrangement or understanding between her or any other persons pursuant to which Ms. Cholmondeley was selected as a director.

Ms. Cholmondeley will receive the standard compensation received by non-employee directors. The compensation arrangements are disclosed in the Company’s Definitive Proxy Statement filed March 28, 2016.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 11, 2016, the Board adopted a resolution amending and restating the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective immediately.

An overview of the provisions adopted or changed and, if applicable, the previous provisions are described below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1, the text of which is incorporated by reference in this Item 5.03. Filed herewith as Exhibit 99.1 is a copy of the Bylaws, marked to show changes from the Amended and Restated Bylaws as previously in effect.

Majority Voting for Uncontested Director Elections

Article II, Section 7 of the Bylaws now provides that a director nominee shall be elected to the Board by a majority of the votes cast with respect to such nominee’s election; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, then directors shall be elected by a plurality of the shares of the Company’s capital stock present in person or represented by proxy at any meeting of stockholders and entitled to vote on the election of directors. A majority of votes cast in an election of directors is defined to mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election.

Exclusive Forum

New Article VIII, Section 9 of the Bylaws provides that, unless a majority of the Board acting on behalf of the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another Delaware state court or, if no Delaware state court has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising under the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation (the “Charter”) or the Bylaws (each as in effect from time to time); or (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of Delaware.

Nominations and Stockholder Business

Article II, Section 4 was revised and updated principally to: (i) make clear that, when bringing matters to a stockholder meeting for a vote, the deadlines and procedures contemplated by the advance notice provisions in the Bylaws are distinct from those contemplated by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) delineate clearly between the advance notice provisions applicable to director nominations and those applicable to any “other business” to be brought before a stockholder meeting. Revised Article II, Section 4 provides that advance notice with respect to an annual meeting of stockholders, to be timely, must be received by the corporate secretary no later than the close of business on the 90th day and no earlier than the 120th day prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders, whereas those deadlines were previously measured in relation to the anniversary of the mailing date for the prior year’s proxy materials. The notice provisions for an annual meeting where the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s annual meeting were also revised such that a stockholder notice must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made, whichever occurs first. Revised Article II, Section 4 provides that advance notice with respect to a special meeting of stockholders, to be timely, must be received by the corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. The revisions also require that additional information be provided in the advance notice of an annual meeting or special meeting of stockholders concerning, among other things, any arrangements by the party or parties giving advance notice that have the effect or intent of (i) mitigating loss to, managing risk for, or benefitting stock price changes for such parties or their affiliates or associates, or (ii) increasing or decreasing the voting power or pecuniary or economic interest of such parties or any of their affiliates or associates with respect to shares of capital stock of the Company.

Other

The Board also approved various additional changes to modify certain other provisions to more closely align the Bylaws with the requirements of the DGCL and current market practices, and to make other ministerial, clarifying and conforming changes, including, but not limited to, the following:

•                       updating Article III, Section 1 to increase the minimum number of directors required on the Board from one to three and the maximum number of directors permitted on the Board from eleven to twelve to reflect the Board’s classified structure;

•                       modifying Article III, Section 8, to comport with the Section 141(k) of the DGCL and to clarify that, because the Board is classified, directors may only be removed from office by the stockholders with cause;

•                       adding clarifying language to Article II, Section 8 concerning stockholder action by written consent that more closely tracks the provisions of the DGCL but does not substantively change the stockholder right to act by written consent;

•                       updating the notice provisions in Article VI, Section 1 and Article III, Section 4 to reflect changes in the technologies used to perform ministerial tasks;

•                       updating Article IV to add the office of President to the offices contemplated by the Bylaws and making other conforming changes;

•                       making changes in Article III, Section 2 concerning vacancies on the Board to conform more closely to the provisions of the Charter; and

•                       revising Article VIII, Section 3 to require that a stockholder seeking to inspect the Company’s books and records is required to, among other things, first enter into a confidentiality agreement with the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                    Exhibits

3.1                                                  Amended and Restated Bylaws of KapStone Paper and Packaging Corporation

99.1                                           Marked copy of newly adopted Amended and Restated Bylaws to show changes from previous Bylaws

99.2                                           Press release dated August 12, 2016 announcing the election of Paula H.J. Cholmondeley as a director of the Company

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2016

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Kathryn D. Ingraham
Name:	Kathryn D. Ingraham
Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of KapStone Paper and Packaging Corporation

99.1	Marked copy of newly adopted Amended and Restated Bylaws to show changes from previous Bylaws

99.2	Press release dated August 12, 2016 announcing the election of Paula H.J. Cholmondeley as a director of the Company